                                                                     EXHIBIT 1.3
                                                                     -----------



                               8,050,000 Shares

                            FLAGSTAR BANCORP, INC.

                                 Common Stock

                                    Form of

                    Selling Stockholder's Power of Attorney


                                                           ____________ __, 1997



Lehman Brothers Inc.
PaineWebber Incorporated
Roney & Co.,
As Representatives of each of the
 several Underwriters named in
 the Underwriting Agreement
 described herein,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     The undersigned stockholder of Flagstar Bancorp, Inc., a Michigan corporation (the "Company"), understands that the Company has filed a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed sale by certain stockholders of the Company (including the undersigned) (collectively, the "Selling Stockholders") of 5,850,000 shares (the "Firm Stock") of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Company to the underwriters named in the Underwriting Agreement referred to below (the "Underwriters"), represented by Lehman Brothers Inc., PaineWebber Incorporated and Roney & Co. (collectively, the "Representatives"), who propose to offer such shares to the public. In addition, the Selling Stockholders propose to grant to the Underwriters an option to purchase additional shares of Common Stock pursuant to the Underwriting Agreement referred to below (the "Option Stock"). The shares of the Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock."

     The undersigned desires to sell up to _______ shares of Common Stock to the Underwriters, all of which shares have been issued by the Company and are currently owned by the undersigned.
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                                                                               2




     1. In connection with the foregoing, the undersigned hereby makes, constitutes and appoints each of ___________________ and ___________________, or any one of them or their successors, with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (said persons, or any one of them or their successors, being hereinafter referred to as the "Attorneys-in-Fact"), each one of them with full power and authority, in the name and on behalf of the undersigned, to do and perform the following as fully as could the undersigned if personally present and acting:

          (a) To execute and deliver a Custody Agreement, in substantially the form attached hereto as Exhibit A, pursuant to which (i) stock certificates representing _________ shares of Common Stock owned as of the date hereof to be sold on the First Delivery Date (as defined in the Underwriting Agreement) (the "[Stockholder Name] Firm Stock"), (ii) stock certificates representing up to _________ shares of Common Stock owned as of the date hereof to be sold on the Second Delivery Date (as defined in the Underwriting Agreement) (the "[Stockholder Name] Option Stock") and (iii) stock powers (undated, in blank) with respect to both the [Stockholder Name] Firm Stock and the [Stockholder Name] Option Stock (together, the "[Stockholder Name] Stock") are being or will be delivered to the Custodian (as defined in the Custody Agreement).

          (b) To sell to the Representatives or the Underwriters the [Stockholder Name] Firm Stock at a gross purchase price per share (the "Purchase Price") (not to be less than $______ per share) and subject to underwriting discounts and commissions (not to be in excess of 7% of such Purchase Price per share), as the Attorneys-in-Fact, in his or their sole discretion shall determine pursuant to and as provided in the Underwriting Agreement referred to below; to sell to the Representatives or the Underwriters up to ______ shares of the [Stockholder Name] Option Stock at a purchase price per share equal to that which is to be paid by the Underwriters for the Firm Stock.

          (c) For the purpose of effecting such sale, to execute and deliver an Underwriting Agreement (the "Underwriting Agreement"), in substantially the form of the draft thereof included as Exhibit ____ to the Registration Statement, among the Company, Flagstar Bank, FSB, the Selling Stockholders and the Representatives, as representatives of the Underwriters, with such modifications therein as such Attorneys-in-Fact, in his or their sole discretion, shall approve, such approval to be conclusively evidenced by such execution and delivery, and to execute and deliver all documents on behalf of the undersigned required or contemplated by the Underwriting Agreement.

          (d) To take for the undersigned all steps deemed necessary or advisable by the Attorneys-in-Fact in connection with the registration of the [Stockholder Name] Stock under the Act, including, without limitation, filing the Registration Statement and any amendment thereto, requesting acceleration of effectiveness of the Registration Statement and such other steps as the Attorneys-in-Fact may in his or their sole discretion deem necessary or advisable.

          (e) To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities laws, and to take any other action required to facilitate the qualification of the Stock under the blue sky or securities laws of the jurisdictions in which the Stock is to be offered.

          (f) To give such orders and instructions to the Underwriters, the Custodian, the Company or to ____________, as transfer agent for the Common Stock, as the case may be, as the Attorneys-in-Fact may in his or their sole discretion determine are necessary or desirable in connection with the transactions contemplated by the Underwriting Agreement and this Power of Attorney, including, without limitation, with respect to (i) the transfer on the books of the Company of the certificates representing the [Stockholder Name] Stock (including the names in which the new certificates are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Representatives or the Underwriters, as the case may be, of the certificates representing the shares of [Stockholder Name] Stock to be sold on each Delivery Date (as defined in the Underwriting Agreement) against receipt by the Attorneys-in-Fact, on behalf of the undersigned, of a check for the purchase price therefor and (iii) instructions to make payment of any costs and expenses payable by the undersigned (which are not otherwise agreed to be paid by the Company, if any).

          (g) To retain legal counsel to act on behalf of the undersigned and the Attorneys-in-Fact in connection with any and all matters referred to herein, which counsel may also represent the Company.

          (h) To accept and acknowledge receipt of any and all documents delivered or deliverable to the undersigned as a Selling Stockholder, and any and all checks, drafts or funds payable to the undersigned as a result of the sale of shares of [Stockholder Name] Stock pursuant to the Underwriting Agreement.

          (i) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters, written consents and other writings, including, without limitation, communications to the Securities and Exchange Commission (the "Commission") and to various state securities administrators or commissions, amendments to the Underwriting Agreement and the Custody Agreement, and certificates from the undersigned, as a Selling Stockholder, called for in the conditions sections of the Underwriting Agreement on each Delivery Date (as defined therein), and in general to do all things and to take all actions which the Attorneys-in-Fact, in his or their sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of shares of [Stockholder Name] Stock to the Underwriters.

          2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of and for the benefit of the Underwriters and the other Selling Stockholders, and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the undersigned or, to the extent permitted by applicable law, upon the occurrence of any event or events which otherwise would result in a revocation or termination of this Power of Attorney and the authority conferred hereby (including, without limitation, the subsequent disability or incompetence of the undersigned, the liquidation or dissolution of the undersigned or the termination of any trust or estate for which the undersigned is acting as a fiduciary). If any such event or events shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Power of Attorney, the Attorneys-in-Fact nevertheless shall be authorized and directed to complete all such transactions as if such liquidation, termination or dissolution or such other event or events had not occurred and regardless of notice thereof.

          Notwithstanding the foregoing, if the First Delivery Date shall not have occurred prior to _________ __, 1997 or if the Underwriting Agreement is earlier terminated pursuant to its terms, then, from and after such date, the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to the Attorneys-in-Fact that this Power of Attorney has been terminated, subject, however, to all lawful action taken by either or both Attorneys-in-Fact pursuant to this Power of Attorney prior to the actual receipt of such notice.

          3. Each Attorney-in-Fact shall have full power to make and substitute any Attorney-in-Fact in his place and stead, and the undersigned hereby ratifies and confirms all that the Attorneys-in-Fact or such substitute or substitutes shall do by virtue of this Power of Attorney. All actions hereunder may be taken by any one of the persons named herein as Attorneys-in-Fact or their respective substitutes. In the event of the death or incapacity of any Attorney-in-Fact, the remaining Attorneys-in-Fact shall appoint a substitute therefor. The term "Attorneys-in-Fact" as used herein shall include their respective substitutes.

          4.   The undersigned hereby represents, warrants and agrees that:

          (a) The undersigned, having full right, power and authority to do so, has duly executed and delivered this Power of Attorney.

          (b) The undersigned acknowledges that its execution and delivery of this Power of Attorney will authorize the Attorneys-in-Fact to execute and deliver in the name of and on behalf of the undersigned the Custody Agreement, which will contain such modifications as the Attorneys-in-Fact in his or their sole discretion shall determine.

          (c) The undersigned acknowledges that its execution and delivery of this Power of Attorney will authorize the Attorneys-in-Fact to execute and deliver in the name of and on behalf of the undersigned the Underwriting Agreement, which will contain such additions to and changes in the form of the draft of the Underwriting Agreement included as Exhibit ____ to the Registration Statement as the Attorneys-in-Fact in his or their sole discretion shall determine, subject to subparagraph (b) of paragraph 1 hereof. The undersigned has carefully reviewed such form of the Underwriting Agreement, and the undersigned represents and warrants hereby that each representation and warranty contained in Section 2 of the Underwriting Agreement is true and correct as to the undersigned and will also be true and correct as of each Delivery Date (as defined in the Underwriting Agreement). In addition, the undersigned agrees to perform every agreement which such form of Underwriting Agreement contemplates being performed by the undersigned as a Selling Stockholder.

          (d) The undersigned has carefully reviewed the Registration Statement [as amended by Pre-Effective Amendment No. 1 thereto...] and will carefully review each additional amendment thereto upon receipt thereof from the Company and the undersigned hereby represents and warrants that except as set forth in paragraph 9 below:

               (1) The information relating to the undersigned which is set forth in each final prospectus relating to the Registration Statement ("Prospectus") under the section captioned "Selling Stockholders" is, and will on each Delivery Date (as defined in the Underwriting Agreement) be, completely and accurately set forth; and

               (2) Except as is and will be fully and accurately set forth in the Registration Statement and in each Prospectus, neither the undersigned nor, to the undersigned's best knowledge, any of the undersigned's associates/1/ (A) has an adverse interest to the Company in any pending legal or administrative proceeding, (B) is, has been or is proposed to be a party to any transaction or contract involving the Company which was performed, or is to be performed, in whole or in part, on or after the date hereof, or is a member of the immediate family of any such party or (C) has a material relationship/2/ or holds a position or office with the Company or has a material relationship with any of its officers or directors (or has had any such relationship at any time since ______ __, 19__).

          (e) Except as indicated in paragraph 9 below, neither the undersigned nor, to the best of the undersigned's knowledge, any associate/3/ of the undersigned is affiliated with any member of the National Association of Securities Dealers, Inc. or any firm directly or indirectly engaged in the securities business as a broker or dealer, as (i) an employee acting in any capacity including that of an officer or registered representative, (ii) a

--------------------
1.    See Exhibit B attached hereto for certain definitions.

2.    See Exhibit B attached hereto for certain definitions.

3.    See Exhibit B attached hereto for certain definitions.

     director or partner, or (iii) an equity investor or debt investor. (You need not include or disclose investments in publicly held corporations which in turn have investments in firms in the securities business if your investment in the publicly held corporation is of the same class of security as is publicly held and does not exceed 5% of such class.)

          (f) The undersigned has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Stock other than a preliminary prospectus contained in the Registration Statement and the Prospectuses or other material permitted by the Act.

          5. (a)(1) The number of shares of Common Stock owned beneficially/4/ by the undersigned as of the date hereof is as set forth below:




     Common Stock. . . . . . . . . . . . . . .  _______ shares.

          (2) Each person or class of persons to whom the undersigned has sold any shares of Common Stock of the Company since _____ __, 199_, or to whom the undersigned is committed to sell shares of Common Stock of the Company in the future other than the Underwriters, is named below, along with the circumstances of each such sale:

                      Name                     Circumstances/5/
                      ----                     -------------
             -------------------------     -----------------------
             -------------------------     -----------------------
             -------------------------     -----------------------


          (b) The undersigned is not acting in a fiduciary capacity or as a nominee, custodian or agent in selling shares, except as indicated in paragraph 9 below.

          6. The undersigned hereby authorizes the Attorney-in-Fact to furnish the information concerning the undersigned which is set forth in this Power of Attorney to the Commission, to the Underwriters, to the National Association of Securities Dealers, Inc. and to the Company for use by them in connection with the offering of the Stock and the preparation of the Registration Statement and the Prospectuses. The undersigned represents and warrants to the Company, the Underwriters, the other Selling Stockholders and their respective counsel that such information is true and correct, and agrees to notify the Attorney-in-Fact immediately if there is any change in any of such information prior to the effective date of the Registration Statement. You and all of such persons and firms may consider that there has been no such change unless advised to the contrary in writing.

----------------------

4. Include shares issuable upon exercise of currently exercisable stock options, if any.

5. Include consideration received or to be received, date of sale and number of shares sold.

          7. Each Attorney-in-Fact may act upon any instrument or other writing believed by him to be genuine and to be signed or presented or caused to be sent by the proper person. The undersigned hereby agrees to indemnify and hold the Attorneys-in-Fact, jointly and severally, free and harmless from and against any and all liabilities, costs, damages, judgments, attorneys' fees and disbursements, expenses, losses or liabilities of any kind or nature which the Attorneys-in-Fact may incur or sustain as a result of any action taken by them in good faith hereunder.

          8. It is understood that the Attorneys-in-Fact shall serve entirely without compensation, except as expressly provided in the foregoing paragraph 7.

          9.  EXCEPTIONS TO ANY OF THE ABOVE:



          10. THIS POWER OF ATTORNEY SHALL CONSTITUTE AN INSTRUMENT UNDER SEAL AND BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          11. The undersigned hereby ratifies and confirms all that the aforesaid Attorneys-in-Fact shall do by virtue of these presents.

Dated:  ___________ __, 1997


                                    Very truly yours,



                                    ------------------------------------
                                    [NAME OF SELLING STOCKHOLDER]

                                    Residence:
                                              ----------------------------

                                    --------------------------------------
                                    Telephone No.:
                                                   -----------------------
                                    Number of shares of Stock to be sold:

                                    --------------
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                                                                               8



SUBSCRIBED AND SWORN to
before me this _____ day
of _______________________, 1997


---------------------------------------------
Notary Public


[Notarial Seal]


My commission expires:

-------------------------